UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2025
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer and Chief Commercial Officer Updates
On March 4, 2025, Eos Energy Enterprises, Inc. (“Eos” and, together with its subsidiaries, the “Company”) announced that, effective March 5, 2025, Nathan Kroeker will transition from his role as the Chief Financial Officer of the Company and become the Chief Commercial Officer of the Company. In connection with his new role, Mr. Kroeker will receive the same annual base salary that he received as the Chief Financial Officer; however, in his new role, his target short-term incentive opportunity will increase from 70% of his annual base salary to 90% of his base salary, and, as more fulsomely described below, the relative weightings of the performance metrics used to determine Mr. Kroeker’s short-term incentive opportunity will be adjusted so that 50% will be based on Booked Orders and 25% will be based on Cubes (rather than the Company’s standard breakdown described below of 50% based on Cubes and 25% based on Booked Orders).
Effective immediately upon the transition of Mr. Kroeker to his new role at the Company, the Company appointed Eric Javidi to be the Company’s new Chief Financial Officer. Mr. Javidi, 45, most recently served as Senior Advisor at Kayne Anderson Capital Advisors, previously serving in other positions of increasing responsibility (Managing Director, Managing Partner & Co-Head) in two periods at the firm from 2015 to 2019 and from 2023 to 2025. In addition, Mr. Javidi served as the Chief Financial Officer and Consultant to the Board of Directors of Archaea Energy, Inc., and he previously served as the Chief Financial Officer of CrossAmerica Partners. Prior to that, Mr. Javidi was the President and Chief Executive Officer of Southcross Holdings (the operating holding company of Southcross Energy Partners, LP). Mr. Javidi holds an M.B.A. from Duke University and a B.A. from the University of California, Davis.
The terms of Mr. Javidi’s compensation as Chief Financial Officer are set forth in an offer letter (the “Offer Letter”) dated March 3, 2025, from the Company that was entered into in connection with the commencement of his employment with the Company. Pursuant to the Offer Letter, he will receive an annual base salary of $500,000 and a short-term annual incentive opportunity, with a target annual bonus opportunity set at 80% of Mr. Javidi’s annual base salary. Additionally, as an incentive for him to accept the Company’s offer, Mr. Javidi was promised an initial grant of Eos’ common stock with an aggregate dollar value of $2,000,000, which be granted in the form of time-vesting restricted stock units that will vest in three equal annual installments on the first three anniversaries of the grant date. Mr. Javidi will be eligible to participate on an annual basis in the Company’s long-term incentive program (LTIP), which provides for annual equity awards to the Company’s senior executives. For 2025, Mr. Javidi will be granted an equity award under the LTIP with a value of $500,000. All equity awards made to Mr. Javidi under the LTIP will be subject to substantially the same terms and conditions (including vesting and forfeiture conditions) that apply to equity awards granted to other senior executives. Mr. Javidi will also be entitled to participate in the Company’s benefit plans and programs that are generally available to the Company’s senior executives. In the event of Mr. Javidi’s termination without Cause by or resignation for Good Reason from the Company, he will be entitled to severance benefits, which include, among other things, salary continuation for 12 months, a pro-rata annual bonus for the year of termination, full vesting of unvested equity awards, and health care coverage continuation for 12 months. Mr. Javidi is subject to certain post-termination restrictions, including a 9-month restriction on competition and solicitation of the Company’s employees and customers, as well as a perpetual non-disparagement restriction. The foregoing description of the terms of the Offer Letter is qualified in its entirety by the complete terms and conditions of the Offer Letter, a copy of which is furnished as Ex. 10.1 and incorporated herein by reference.
2025 Short-Term Incentive Plan
Effective March 2, 2025, the Board of Directors (the “Board”) of Eos adopted the Short-Term Incentive Compensation (the “STI Plan”) for the Company. Pursuant to the STI Plan, certain full-time salaried employees of the Company who do not otherwise participate in a short-term incentive plan, including those executive officers of the Company that are expected to be identified as the Company’s Named Executive Officers in the proxy statement for the Company’s annual meeting of shareholders to be held in April 2025 (the “NEOs”), will be eligible to receive short-term incentive compensation based on achievement of performance metrics selected by the Leadership Development and Compensation Committee of the Board (the “Compensation Committee”) and tied to pre-defined business goals and objectives. The foregoing description of the terms of the STI Plan is qualified in its entirety by the complete terms and conditions set forth in the Eos Energy Enterprises, Inc. Short-Term Incentive Compensation Plan document, a copy of which is furnished as Ex. 10.2 and incorporated herein by reference.
In 2025, the Compensation Committee established the following three performance metrics for the 2025 short-term incentive awards: 50% of the performance will be measured based on Cubes Delivered, 25% of the performance will be measured based on Booked Orders, and 25% of the performance will be measured based on Adjusted EBITDA. The foregoing weightings will vary for certain participants, including for Joe Mastrangelo, Eric Javidi, Nathan Kroeker, Michael Silberman, and Sumeet Puri whose short term-incentive for 2025 will be 50% measured based on Booked Orders and 25% measured based on Cubes and 25% measured based on Adjusted EBITDA.

Each NEO’s target short-term incentive opportunity was approved by the Compensation Committee and is reflected as a percentage of the NEO’s base salary. In 2025, Mr. Mastrangelo’s target will be 100% of his base salary, Mr. Kroeker’s target will be 90% of his base salary, Mr. Javidi’s target will be 80% of his base salary, Mr. Silberman’s target will be 70% of his base salary, and Mr. Puri's target will be 60% of his base salary.
Each of the performance measures can be earned and paid out at “Base” level (paying out at 50% of target bonus opportunity), “Mid-Point” level (paying out at 100% of target bonus opportunity), “Stretch” level (paying out at 150% of target bonus opportunity) and “Maximum” level (paying out at 200% of target bonus opportunity). Payouts for Cubes performance and Booked Orders performance would be interpolated between “Base” and “Maximum.” Payouts for Adjusted EBITDA performance between “Mid-Point” and “Maximum” would be interpolated.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

10.1	Offer Letter, dated March 3, 2025, by and between the Company and Eric Javidi
10.2	Eos Energy Enterprises, Inc. Short-Term Incentive Compensation Plan
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: March 5, 2025	By:	/s/ Eric Javidi
		Name:	Eric Javidi
		Title:	Chief Financial Officer
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